SUB-ITEM 77Q1(A)

Appendix A, dated June 9, 2015, to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through November 1, 2014, is contained in Post-Effective Amendment No. 57 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-
3327), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.